Independent auditors' consent
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The board and shareholders
AXP Money Market Series, Inc.:
     AXP Cash Management Fund


We consent to the use of our report and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement incorporated herein by reference.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    December 12, 2003